Attachment 77Q-1
LMP Income Trust

LM WA Oregon Municipals Fund




Item 77-Q1
Registrant incorporates by reference Form 497, dated November 23, 2009, filed on November 23, 2009.
(SEC Accession No. 0001193125-09-240389)